UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2014 (June 25, 2014)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

11 West 42nd Street

New York, New York 10036

(Address of registrant's principal executive office)

Registrant's telephone number, including area code: (212) 461-5200

_________________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

Investor Conference

CIT Group Inc. (the “Company”) is hosting an Investor Day in New York City on Wednesday, June 25, 2014 with presentations given by John A. Thain, Chairman and Chief Executive Officer, and other members of executive management. The event is scheduled to begin at 8:00 a.m. Eastern Daylight Time and last until approximately 1 p.m. Eastern Daylight Time. This Current Report on Form 8-K includes as an exhibit the slides from the presentations that will be given by management. All amounts in the presentation are as of or for the quarter ended March 31, 2014, unless otherwise noted. A live webcast of the presentation, in addition to the accompanying slides, is available on CIT's Investor Relations website at cit.com/investor. A replay of the live webcast will be available at the same web address shortly following the event until 11:59 p.m. on July 9, 2014. The slides from the presentation are attached as Exhibit 99.1. Those slides are furnished pursuant to Item 7.01 and the information contained in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Furthermore, the information in Exhibit 99.1 shall not be deemed to be incorporated by reference into CIT’s filings under the Securities Act of 1933.

Section 8 – Other Events

Item 8.01. Other Events.

Stock Purchase Agreement

On June 24, 2014, the Company issued a press release announcing that it has entered into an agreement to acquire Capital Direct Group, Inc. and its wholly owned subsidiary Direct Capital Corporation (together, “Direct Capital”), a provider of financing to small and mid-sized businesses. Direct Capital has assets of approximately $500 million and employs approximately 250 individuals. Direct Capital will become a wholly owned subsidiary of CIT Bank. The transaction is expected to close in the third quarter of 2014. The transaction is subject to regulatory approval and customary closing conditions. A copy of the press release is attached as Exhibit 99.2.

Common Stock Repurchase

In January 2014, the Company’s Board of Directors approved the repurchase of up to $307 million of common stock through December 31, 2014. In April 2014, the Board authorized an additional share repurchase of up to $300 million of common stock, bringing the total authorization to $607 million in 2014. During the first quarter the Company repurchased over 2.9 million shares for an aggregate purchase price of approximately $135.6 million. During the second quarter the Company repurchased over 9.4 million shares for an aggregate purchase price of approximately $416.3 million, bringing the total repurchases for 2014 to approximately 12.3 million shares at an average price of $44.81, or an aggregate of approximately $551.9 million.

Quarterly Dividend

On June 25, 2014, the Company issued a press release announcing that it intends to increase its quarterly common stock dividend to $0.15 per share, beginning in the third quarter of 2014. Dividends, including the third quarter dividend, will continue to be subject to the approval of the Company’s Board of Directors, in their discretion, at the customary times those dividends are declared, and to applicable legal requirements. The Company expects to pay its third quarter common stock dividend in August. A copy of the press release is attached as Exhibit 99.3.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Slides from presentation by management to investors at CIT’s Investor Day conference on June 25, 2014.
99.2	Press release issued by CIT Group Inc. on June 24, 2014 announcing an agreement to acquire Capital Direct Group, Inc. and its wholly owned subsidiary, Direct Capital Corporation.
99.3	Press release issued by CIT Group Inc. on June 25, 2014 announcing its intent to increase its quarterly cash dividend.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.

(Registrant)

By:	/s/ Scott T. Parker
Scott T. Parker
Executive Vice President &
Chief Financial Officer

Dated: June 25, 2014